UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALICO, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ALICO, INC.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL   33913

Notice of Annual Meeting of Shareholders

To be held February 25, 2021

January 18, 2021

Dear Alico, Inc. Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Alico, Inc. (the “Company” or “Alico” or referred to as “we”, “us” or “our” in this Notice and Proxy Statement) will be held at the offices of Trenam Law, 101 East Kennedy Boulevard, Suite 2700, Tampa, FL 33602 on February 25, 2021, at 9:30 a.m. Eastern Standard Time, for the following purposes:

1.

To elect the 9 nominees named in the attached Proxy Statement as Directors to serve on our Board of Directors. If elected, these 9 Directors will serve until the next Annual Meeting or until their respective successors have been elected and qualified;

2.	To ratify the Audit Committee’s selection of RSM US LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2021;
3.	To request advisory approval of the compensation of the Company’s Named Executive Officers;
4.	To recommend, by advisory vote, the frequency of the Company’s Named Executive Officers compensation program advisory vote; and
5.	To transact any other business as may properly come before the Annual Meeting or any and all adjournments thereof.

Our Board of Directors has fixed the close of business on December 31, 2020, as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record who own stock on the record date are entitled to receive notices about the Annual Meeting and to vote at the Annual Meeting.

We strongly encourage all shareholders, for their own well-being and to reduce the risk of aiding the spread of the current coronavirus (“COVID-19”), to vote their shares prior to the Annual Meeting. Further details on how to vote by internet or by mail are set out in the accompanying proxy statement.

We intend to hold the Annual Meeting in person at the address listed above. However, we are actively monitoring the COVID-19 global pandemic and are sensitive to the public health and travel concerns our shareholders and employees may have and the protocols that governments may impose. If you elect to attend the Annual Meeting in person, we ask that you follow recommended guidance, mandates and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well, have had close contact (defined as being within six feet for 15 minutes or more without facial covering) with someone who has tested positive for COVID-19, or think you may have been exposed to COVID-19, we ask that you vote by proxy for the meeting. We will require all attendees to comply with the Company’s policies in place at the time of the meeting including but not limited to a temperature check, wearing a mask and maintaining six-foot social distance. In the event it is not possible or advisable to hold the Annual meeting in person, we will publicly announce alternative arrangements for the Annual meeting as promptly as practicable, which may include holding the Annual Meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by, among other actions, issuing a press release and posting such information on our website.

For the Board of Directors

Richard Rallo
Senior Vice President, Chief Financial and
Accounting Officer, and Corporate Secretary

ALICO, INC.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL   33913

Notice of Annual Meeting of Shareholders

To be held February 25, 2021

January 18, 2021

Dear Alico, Inc. Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Alico, Inc. (the “Company” or “Alico” or referred to as “we”, “us” or “our” in this Notice and Proxy Statement) will be held at the offices of Trenam Law, 101 East Kennedy Boulevard, Suite 2700, Tampa, FL 33602 on February 25, 2021, at 9:30 a.m. Eastern Standard Time, for the following purposes:

1.

To elect the 9 nominees named in the attached Proxy Statement as Directors to serve on our Board of Directors. If elected, these 9 Directors will serve until the next Annual Meeting or until their respective successors have been elected and qualified;

2.	To ratify the Audit Committee’s selection of RSM US LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2021;
3.	To request advisory approval of the compensation of the Company’s Named Executive Officers;
4.	To recommend, by advisory vote, the frequency of the Company’s Named Executive Officers compensation program advisory vote; and
5.	To transact any other business as may properly come before the Annual Meeting or any and all adjournments thereof.

Our Board of Directors has fixed the close of business on December 31, 2020, as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record who own stock on the record date are entitled to receive notices about the Annual Meeting and to vote at the Annual Meeting.

We strongly encourage all shareholders, for their own well-being and to reduce the risk of aiding the spread of the current coronavirus (“COVID-19”), to vote their shares prior to the Annual Meeting. Further details on how to vote by internet or by mail are set out in the accompanying proxy statement.

We intend to hold the Annual Meeting in person at the address listed above. However, we are actively monitoring the COVID-19 global pandemic and are sensitive to the public health and travel concerns our shareholders and employees may have and the protocols that governments may impose. If you elect to attend the Annual Meeting in person, we ask that you follow recommended guidance, mandates and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well, have had close contact

(defined as being within six feet for 15 minutes or more without facial covering) with someone who has tested positive for COVID-19, or think you may have been exposed to COVID-19, we ask that you vote by proxy for the meeting. We will require all attendees to comply with the Company’s policies in place at the time of the meeting including but not limited to a temperature check, wearing a mask and maintaining six-foot social distance. In the event it is not possible or advisable to hold the Annual meeting in person, we will publicly announce alternative arrangements for the Annual meeting as promptly as practicable, which may include holding the Annual Meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by, among other actions, issuing a press release and posting such information on our website.

For the Board of Directors

Richard Rallo
Senior Vice President, Chief Financial and
Accounting Officer, and Corporate Secretary

Your vote is very important to us. Although you are invited to attend the meeting in person, we strongly encourage all shareholders, for their own well-being and to reduce the risk of aiding the spread of COVID-19, to vote their shares prior to the Annual Meeting.  If you need directions to the meeting location, you may contact the Corporate Secretary by phone at (239) 226-2000, by email at info@alicoinc.com or by mail at the address above. Whether or not you plan to attend and no matter how many shares you own, please mark your vote on the enclosed proxy card, sign and date it and mail it in the enclosed envelope. If you decide to attend the Annual Meeting in person, please be aware that we will be asking you to present your admission ticket for entry to the meeting. Accordingly, if you are attending in person, please tear off the admission ticket from the top half of the enclosed proxy card and bring it and a photo ID with you to the Annual Meeting. If you so attend the Annual Meeting you may vote in person, if you wish, even if you have previously submitted a proxy. You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary a written revocation or a proxy with a later date or by voting your shares in person at the Annual Meeting in which case your proxy will be disregarded.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on February 25, 2021: This Notice, the attached 2021 Proxy Statement, and our Annual Report on Form 10-K for fiscal year 2020 are available at http://www.alicoinc.com.

ALICO, INC.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL  33913

PROXY STATEMENT

Annual Meeting of Shareholders

February 25, 2021

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to Be Held on February 25, 2021

The Proxy Statement and accompanying 2020 Annual Report to Shareholders are available at

www.alicoinc.com or at https://materials.proxyvote.com/016230

General

Our Board of Directors seeks your proxy for use in voting at the Annual Meeting of Shareholders of Alico, Inc. (the “Company”) to be held on Thursday, February 25, 2021 at 9:30 a.m. Eastern Standard Time at the offices of Trenam Law, 101 East Kennedy Boulevard, Suite 2700, Tampa, FL 33602 (the “Annual Meeting”). This Proxy Statement and proxy card will be mailed on or about January 21, 2021 to all holders of common stock entitled to vote at the Annual Meeting.

We have enclosed with the Proxy Statement our 2020 Annual Report to Shareholders for fiscal year 2020, which includes our Annual Report on Form 10-K for fiscal year 2020, and which in turn includes our audited financial statements for fiscal year 2020. The 2020 Annual Report to Shareholders (and the related Annual Report on Form 10-K included therein) does not constitute any part of the material for the solicitation of proxies.

Record Date

Holders of shares of our common stock as of the close of business on December 31, 2020, the record date, may vote at the Annual Meeting either in person or by proxy. At the close of business on December 31, 2020, there were 7,506,160 shares of our common stock outstanding and entitled to vote on each matter properly brought up at the Annual Meeting. The common stock is our only authorized voting security, and each share of common stock is entitled to vote at the Annual Meeting. A shareholder of record giving a proxy may revoke it at any time before the vote is taken by delivering a written revocation or a proxy with a later date to the Corporate Secretary or by voting his or her shares in person at the Annual Meeting.

Purpose

At the Annual Meeting, the shareholders will be asked to vote on the following proposals:

Proposal 1: Election of 9 nominees named in this Proxy Statement to serve on our Board of Directors.

Proposal 2: Ratification of the Audit Committee’s selection of RSM US LLP as our independent registered public accounting firm for fiscal year 2021.

Proposal 3: Advisory approval of the compensation of the Company’s Named Executive Officers.

Proposal 4: Advisory vote on the frequency of the Company's Named Executive Officers compensation program advisory vote.

Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares. The Proxy Statement, the enclosed proxy card and the 2020 Annual Report to Shareholders have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered to be the “beneficial owner” of those shares. As the beneficial owner, you have the right to instruct your broker, bank or other holder of record how to vote your shares. The Proxy Statement, the 2020 Annual Report to Shareholders and other materials have been forwarded to you by your broker, bank or other nominee, who is the shareholder of record. You will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares.

Voting Your Shares

Each shareholder has one vote per share. If you hold shares in your own name as a shareholder of record, you can cast your vote before the Annual Meeting by authorizing the individuals named on the enclosed proxy card to serve as your proxy to vote your shares at the Annual Meeting in the manner you indicate. You may do so by completing, signing and dating the enclosed proxy and returning it in the enclosed postage-paid envelope.

If you are a beneficial owner of shares held in street name, your broker, bank or nominee will provide you with materials and instructions for voting your shares.

Broker Discretionary Voting

The election of Directors, the advisory vote on executive compensation, and the advisory vote on say on frequency are considered non-routine matters, thus brokers do not have discretionary authority to vote on the proposal to elect Directors, to vote on the advisory vote on executive compensation or to vote on the advisory vote on say on frequency if they do not receive instructions from a beneficial owner. Accordingly, if you are a beneficial owner, you must instruct your broker on how you want your shares to be voted on these proposals in order for the votes to be counted.

The ratification of the Audit Committee’s selection of auditor is considered a routine matter, thus brokers have discretionary authority to vote on the ratification of the Audit Committee’s selection of the auditor if they do not receive instructions from a beneficial owner.

If you are a shareholder of record, and you sign and return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If your shares are held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization may generally vote at its discretion on routine matters, but not on non-routine matters. If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by the Board of Directors on any non-routine matter. See the below section titled “Broker Non-votes” for more information on broker discretionary voting.

Broker Non-votes

For shares held by brokers or nominees, your shares will be counted as “broker non-votes” (i) for any “non-discretionary” items for which you do not give voting instructions to the beneficial owners or the persons entitled to vote those shares and (ii) for any “discretionary” items for which the broker or nominee does not submit a vote. The broker or nominee does not have discretionary voting power under rules applicable to broker-dealers, so the broker is unable to cast those uninstructed shares on ‘Non-discretionary” items.

A broker “non-vote” with respect to the ratification of the Audit Committee’s selection of auditor, with respect to the advisory vote on executive compensation and with the advisory vote on say on frequency will not be counted as a vote “cast” for or against the proposal. Consequently, a broker “non-vote” with respect to the ratification of the Audit Committee’s selection of auditor, with respect to the advisory vote on executive compensation, and with respect to the advisory vote on say on frequency will not affect the outcome of the vote.

Voting in Person at the Annual Meeting

If you hold shares in your own name as a shareholder of record, you are invited to attend the Annual Meeting and cast your vote at the meeting by properly completing and submitting a ballot at the meeting. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you are invited to attend the meeting in person, but in order to vote at the meeting you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting. Notwithstanding the foregoing, we strongly encourage all shareholders, for their own well-being and to reduce the risk of aiding the spread of COVID-19, to vote their shares prior to the Annual Meeting.

How You Can Change or Revoke Your Vote

If you hold shares in your own name as a shareholder of record, you may change your vote or revoke your proxy at any time before voting begins by:

•	giving written notice of revocation to our Corporate Secretary at any time before the voting begins; or
•	signing and delivering a proxy that is dated after the proxy you wish to revoke; or
•	attending the Annual Meeting and voting in person by properly completing and submitting a ballot.

Attendance at the Annual Meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you vote at the meeting.

We must receive your notice of revocation or later-dated proxy at or prior to voting at the Annual Meeting for it to be effective. It should be delivered to:

Alico, Inc.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL  33913

Attention:  Richard Rallo, Corporate Secretary

You may hand deliver a written revocation notice, or a later-dated proxy, to the Corporate Secretary at the Annual Meeting before the voting begins.

If you are the beneficial owner of your shares held in street name and if you wish to change your vote, please check with your bank or broker and follow the procedures your bank or broker provides.

Quorum

The presence at the Annual Meeting, in person or by proxy, of holders of 3,753,081 shares (a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date) is required to constitute a quorum to transact business at the meeting. Proxies marked “abstain” and broker “non-votes” will be counted in determining the presence of a quorum.

Abstentions

An abstention occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular proposal. An abstention with respect to the election of Directors, will not be counted as a vote “cast” for, against, or withheld with respect to any Director nominee.  An abstention with respect to any other proposal at the Annual Meeting, including with respect to the ratification of the Audit Committee’s selection of auditor, with respect to the advisory vote on executive compensation, and with respect to the advisory vote on say on frequency will not be counted as a vote “cast” for or against the proposal, and consequently, an abstention with respect to any of such proposals will not affect the outcome of the vote.

Voting Requirements

Election of Directors

Directors are elected by majority vote, which requires the affirmative vote of a majority of the total votes cast at the Annual Meeting.  For a description of our majority voting standard, please refer to the section captioned “Proposal 1: Election of Directors.” You may vote “FOR” or “WITHHOLD” for each nominee. Abstentions and broker non-votes are not counted as votes “FOR” or “WITHHELD” and will not affect the outcome of the election of directors. Shareholders may not cumulate votes in the election of the Directors.

In part as a result of an advisory vote from the 2020 Annual Meeting and based on an evaluation of our corporate governance structures generally, our Board of Directors approved an amendment to our Amended and Restated Bylaws to implement a majority voting standard in the election of directors, except in the event of a contested election, in which case we will revert to a plurality voting standard, the default standard under applicable Florida law. For further description of our majority voting standard, please refer to the section captioned “Proposal 1: Election of Directors.”

Ratification of Independent Registered Public Accounting Firm

To ratify the selection of our independent registered public accounting firm, the “FOR” votes cast in favor of the matter must exceed the “AGAINST” votes cast against the matter. Any shares not voted (whether by abstention, broker “non-votes” or otherwise) will not be counted as votes cast and thus will not have an effect on the outcome of the vote.

Advisory Approval of the Company’s Executive Compensation

To approve the non-binding resolution regarding approval of the executive compensation, the “FOR” votes cast in favor of the matter must exceed the “AGAINST” votes cast against the matter. Any shares not voted (whether by abstention, broker “non-votes” or otherwise) will not be counted as votes cast and will not have an effect on the outcome of the vote.

Advisory Vote of the Say on Frequency

To approve the non-binding resolution regarding approval of the say on frequency, the “FOR” votes cast in favor of the matter must exceed the “AGAINST” votes cast against the matter. Any shares not voted (whether by abstention, broker “non-votes” or otherwise) will not be counted as votes cast and will not have an effect on the outcome of the vote.

Proxy Solicitation — Counting the Votes

We are soliciting your proxy for the Annual Meeting and will pay all costs related to the proxy solicitation process. The cost of preparing, assembling and mailing the Notice of Meeting, this Proxy Statement, and the enclosed proxy card, and the printing of the 2020 Annual Report to Shareholders (which includes the Form 10-K for fiscal year 2020) will be paid by the Company. Following the mailing of this Proxy Statement, Directors, officers and regular employees of the Company may solicit proxies by mail, telephone, e-mail or in person; such persons will receive no additional compensation for such services. We will request brokerage houses, bankers and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our common stock. We will reimburse them for reasonable out-of-pocket expenses they incur for the solicitation.

A representative of our transfer agent, Computershare, will tabulate the votes and act as inspector of election to certify the results.

Attending the Annual Meeting

You must be a holder of Alico shares as of the record date of December 31, 2020 to attend the Annual Meeting; however, we strongly encourage all shareholders, for their own well-being and to reduce the risk of aiding the spread of COVID-19, to vote their shares prior to the Annual Meeting.  Further details on how to vote by internet or by mail are set out in this proxy statement. If you plan to attend the Annual Meeting in person, please tear off the admission ticket from the top half of the enclosed proxy card and bring it with you to the Annual Meeting to gain access. Please note that seating is limited, and admission will be on a first-come, first-served basis.

If you plan to attend the Annual Meeting in person, you must bring your admission ticket, along with a valid government-issued photo identification, such as a driver’s license, that matches your name on the admission ticket, prior to the start of the Annual Meeting. In addition, you will be required to wear a mask during the Annual Meeting as a result of COVID-19 and for the safety of all in attendance. If you do not have a mask, we will provide you with one prior to entering the meeting. We reserve the right to deny admission to any person who does not bring both a valid admission ticket and photo identification, with matching names.

For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. Attendees will not be permitted to bring food or beverages, cameras, camera phones, cell phones, recording equipment, electronic devices, computers, large bags, briefcases, weapons (including any item we may deem to be a weapon, in our sole discretion) or packages into the Annual Meeting.

The Annual Meeting is expected to begin promptly at 9:30 a.m. Eastern Standard Time. Check-in will begin at 9:00 a.m., Eastern Standard Time, and you should allow time for the check-in procedures.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common stock as of January 15, 2021, by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each Director, (iii) each Named Executive Officers (“NEO”), and (iv) all Directors and Executive Officers as a group. Unless otherwise indicated, the persons listed in this table have sole voting and dispositive power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Unless otherwise specified in the notes to this table, the address for each person is: c/o Alico, Inc., 10070 Daniels Interstate Ct., Suite 100, Fort Myers, FL 33913, Attention:  Richard Rallo, Corporate Secretary.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
5% or Greater Shareholders
Remy W. Trafelet (2)	865,991	11.5%
Arlon Valencia Holdings LLC (3)	829,120	11.0%
Brian J. Higgins (4)	514,287	6.8%
Clayton G. Wilson/Rio Verde Ventures, LLC (5)	405,052	5.4%
Directors and Named Executive Officers
George R. Brokaw (6)	256,100	3.4%
R. Greg Eisner (6)	25,999	*
Katherine R. English (6)	2,026	*
Benjamin D. Fishman (6) (7)	—	*
W. Andrew Krusen, Jr. (6) (8)	69,086	*
Toby Purse (6)	6,548	*
Adam H. Putnam (6)	2,026	*
Henry R. Slack (6) (9)	152,176	2.0%
John E. Kiernan (10)	39,079	*
Richard Rallo, CPA (11)	8,619	*
Danny Sutton (12)	8,814	*
James Sampel (13)	4,519	*

All Executive Officers, Directors and Director nominees as a group (12 persons)	574,992	7.6%

*	Less than 1%.
(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) that deem shares to be beneficially owned by any person who has or shares voting and/or dispositive power with respect to such shares. The Percent of Class of shares owned has been calculated based on the denominator, which in each case uses the respective sum of 7,513,413 shares, (which represents the number of shares outstanding on January 15, 2021) and the number of vested stock options held by the respective named individual or group.

(2)

A Form 4 filed on December 18, 2020 by Mr. Trafelet provided that Mr. Trafelet is the beneficial owner of 865,991 shares of common stock including 703, 206 shares of common stock held by a revocable trust of which Mr. Trafelet is the grantor and over which he has sole voting and dispositive power over such shares and 162,785 shares of common stock held by Delta Offshore Master II, LTD (the “Fund”) of which Mr. Trafelet may be considered to be the indirect beneficial owner and having shared voting and dispositive power, all by virtue of his position with Trafelet Capital Management, L.P. which serves as the manager of the Fund. Mr. Trafelet’s address of record is c/o Trafelet & Company, LLC, 410 Park Avenue, 17th Floor, New York, NY 10022.

(3)

A Form 4 filed on January 5, 2021 by Arlon Valencia Holdings LLC (“Arlon”) provided that Arlon is the beneficial owner of 829,120 shares of common stock. Arlon is believed to have sole voting and dispositive power over such shares. Arlon’s address of record is 767 Fifth Avenue, 15th Floor, New York, NY 10022.

(4)

A Schedule 13G filed on November 15, 2019 by Mr. Higgins provided that Mr. Higgins is the beneficial owner of 514,287 shares of common stock, with Mr. Higgins having sole voting and dispositive power over such shares. Mr. Higgin’s address of record is 299 Park Avenue, 40th Floor, New York, NY 10171.

(5)

A Schedule 13G filed on November 22, 2019 by Clayton G. Wilson provided that Mr. Wilson and Rio Verde Ventures, LLC, a limited liability company wholly owned by Mr. Wilson (collectively with Mr. Wilson the “Wilson Group”) is the beneficial owner of 405,052 shares of common stock, with Mr. Wilson having sole voting and dispositive power over such shares. The Wilson Group’s address of record is 21299 US Highway 27, Lake Wales, FL 33859.

(6)	Includes shares received under the Directors Stock Compensation Plan pursuant to such Director’s election to receive shares in lieu of cash fees.
(7)

Does not include 31,976 shares that had been issued to Mr. Fishman as nominee on behalf of Arlon in connection with his service on the Board of Directors, but which Mr. Fishman transferred, when received, to Arlon. Mr. Fishman is serving as a director on behalf of Arlon and received such shares as nominee in connection with such service on the Board of Directors.

(8)

The beneficial ownership numbers for Mr. Krusen also include 40,000 shares held by WIT Ventures, Ltd. (“WIT”) of which Mr. Krusen may be considered to be the indirect beneficial owner by virtue of his position as President of Dominion Financial Group, Inc. (“DFG”), the managing general partner of WIT which holds sole voting and dispositive powers over the shares.  Mr. Krusen has voting and dispositive power over shares held by DFG pursuant to a Consulting Agreement between Mr. Krusen and DFG.

(9)

Rinyami, LLC, of which Mr. Slack is the Managing Member and has voting and dispositive power over shares held, holds 128,571 shares of common stock. Mr. Slack disclaims beneficial ownership of the shares held by Rinyami LLC except to the extent of his pecuniary interest therein. Montac Trust, a trust for which Mr. Slack is a beneficiary, holds 1,820 shares of common stock.  Two trusts, for which certain of Mr. Slack’s family members are beneficiaries, holds 1,000 shares of common stock. Mr. Slack disclaims beneficial ownership of the shares held by both Montac Trust and the two-family trusts except to the extent of his pecuniary interest therein.

(10)

The amounts shown for Mr. Kiernan include 22,500 vested stock options exercisable at $33.60 per share and 16,579 shares received under restricted stock award agreements of which 13,000 of the indicated shares were vested as of December 31, 2020. The remaining 3,579 vest on January 1, 2022.

(11)	The amounts shown for Mr. Rallo include 8,000 vested stock options exercisable at $33.96 per share and 619 shares received under restricted stock award agreements, which vest on January 1, 2022.
(12)

The shares shown for Mr. Sutton include 100 directly acquired and owned shares, 8,000 vested stock options exercisable at $33.96 per share and 714 shares received under restricted stock award agreements, which vest on January 1, 2022.

(13)	The amounts shown for Mr. Sampel include 4,000 vested stock options exercisable at $33.96 per share and 519 shares received under restricted stock award agreements, which vest on January 1, 2022.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s Common Stock, to file initial reports of ownership and reports of changes of ownership with the SEC and furnish copies of those reports to the Company.

Specific due dates for such reports have been established by the SEC and the Company is required to disclose any failure to file reports by such dates. Based solely on the review of copies of such reports and amendments thereto and other information furnished to us, we believe that, during fiscal year 2020, all Directors, Executive Officers and persons who beneficially own more than 10% of our common stock complied in a timely manner with all such filing requirements except for one Form 4 by each of Mr. Rallo, Mr. Sutton, Mr. Sampel and Mr. Trafelet, each showing one late transaction.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine seats, the members being Benjamin D. Fishman, Henry R. Slack, George R. Brokaw, R. Greg Eisner, John E. Kiernan, W. Andrew Krusen, Jr., Toby K. Purse, Katherine R. English and Adam H. Putnam.

Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Mr. Brokaw, Mr. Eisner, Ms. English, Mr. Fishman, Mr. Kiernan, Mr. Krusen, Mr. Purse, Mr. Putnam and Mr. Slack for re-election as Directors to hold office for the ensuing year or until their respective successors are duly elected and qualified, unless they earlier resign or a vacancy is created due to the death or removal of any such Director or for other cause in accordance with the Amended and Restated Bylaws of the Company. Unless authority is specifically withheld on the attached form of proxy card, such proxy, if properly submitted, will be voted by management FOR the election of the nominees set forth above to serve as Directors. The proxy cannot be voted for a greater number of persons than 9. The Board of Directors has determined that all nominees are qualified to serve. All nominees have consented to being named in this Proxy Statement and have notified management that they will serve, if elected. Management knows of no reason why any of these nominees would be unable or unwilling to serve, but, if any of the nominees should be unable or unwilling to serve as a Director, the persons designated as proxies reserve full discretion to cast their votes for another person in his/her place.

In accordance with procedures established by the Nominating and Corporate Governance Committee, each of the nominees has tendered his or her contingent resignation to the Board of Directors. If any nominee does not receive a majority of the votes cast at the Annual Meeting, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Qualifications, Attributes and Skills of the Members of Alico’s Board of Directors

The chart below summarizes certain key qualifications, attributes, and skills for each of Alico’s directors (each of whom is also a director nominee).  An “X” in the chart below indicates an area of focus or expertise of a director on which the Board currently relies.

Skills & Experience
Board of Directors Experience	x	x	x		x	x	x	x	x
Agriculture Industry Experience	x	x		x	x	x	x	x	x
CEO/Business Head	x	x	x		x	x	x	x	x
International	x	x	x		x	x	x	x	x
Human Capital Management/ Compensation	x	x	x	x	x	x	x	x	x
Finance/Capital Allocation	x	x	x		x	x	x	x	x
Financial Audit Experience	x	x	x		x	x	x	x	x
Government/Public Policy	x			x				x	x
Strategic Planning	x	x	x	x	x	x	x	x	x
Environmental Science/Policy/Regulation				x	x			x
Mergers and Acquisitions	x	x	x		x	x	x		x
Risk Management	x	x	x		x	x	x	x	x
Corporate Governance	x	x	x	x	x	x		x	x
Technology/Systems		x			x	x	x		x
Business Ethics		x	x	x	x	x	x	x	x
Real Estate	x	x		x	x	x		x
Minerals and Mining		x		x	x	x			x

Nominees for Directors to be Elected at the 2021 Annual Meeting of Shareholders to Serve Until 2022

The following sets forth a brief summary of each nominee’s principal occupation, recent professional experience and other qualifications, considered by the Nominating and Governance Committee and the Board of Directors, and directorships at other public companies in the past five years, if any.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications

George R. Brokaw	53	Director

George R. Brokaw has served on the Board of Directors since November 19, 2013 and had served as Executive Vice Chairman from December 31, 2016 until December 31, 2019. Mr. Brokaw is a private investor through several private and public investment vehicles.  Mr. Brokaw previously held senior roles at Highbridge Capital Management, Perry Capital, LLC, and Lazard Freres and Co. LLC.  Mr. Brokaw is also a member of the Board of Directors of DISH Network Corporation and Consolidated-Tomoka, Inc. He has significant public company Audit, Compensation and Nominating & Executive Committee experience.  He also serves on several not-for profit boards including the French American Foundation, Huguenot Society of America and the Society of Mayflower Descendants. He previously served as a director to several public and private companies, including: Modern Media Acquisition Corp., North American Energy Partners Inc., Capital Business Credit LLC, Timberstar, Capital Business Credit LLC, Exclusive Resorts, LLC, and Value Place Holdings LLC. Mr. Brokaw received a B.A. degree from Yale University, a J.D./M.B.A. from the University of Virginia and is a member of the New York Bar.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications

R. Greg Eisner	38	Director

Greg Eisner has served on the Board of Directors since November 19, 2013 and brings extensive knowledge and experience in finance and investments. He is a Founding Partner and the Chief Executive Officer of Engineers Gate, a quantitative investment company focused on computer‐driven trading in global financial markets founded in 2014. Prior to helping found Engineers Gate and during much of its development, Mr. Eisner was the Chief Investment Officer of Dubin & Co. LP, a private investment company. From 2005 through 2012, Mr. Eisner was Head of Corporate Strategy at Highbridge Capital Management, an alternative asset management institution with over $35 billion of capital under management. In 2012‐2013, following J.P. Morgan Asset Management’s acquisition of Highbridge, Mr. Eisner became a Managing Director and the Chief Operating Officer of Hedge Fund Strategies for J.P. Morgan Asset Management. Prior to joining Highbridge in 2005, Mr. Eisner was an investment banker in Mergers and Acquisitions at The Blackstone Group. Mr. Eisner has served on a number of public and private company boards and board committees across the financial, commodity, biotech, retail, restaurant and media sectors. Mr. Eisner earned his BS in Economics and BA in Philosophy from the Wharton School and College of Arts and Sciences at the University of Pennsylvania, where he graduated magna cum laude and was a Joseph Wharton Scholar and a Benjamin Franklin Scholar.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications

Katherine R. English	56	Director

Ms. English has served on the Board of Directors since August 6, 2020 and brings to the Board of Directors extensive knowledge and experience in the areas of agriculture and environmental and land use law. Ms. English is a Partner at Pavese Law Firm, whose practice concentrates on agricultural, environmental and land use law with an emphasis on developing value and maintaining productivity for larger properties. She has particular experience representing companies whose key businesses are farming, conservation and development. Before entering law school, she was a field representative for Florida Citrus Mutual, working with its grower members in nine counties in South and Southwest Florida. She served the American Farm Bureau Federation as the founding chair of its Water Quality and Quantity Issue Advisory Committee. She is a graduate of the Wedgworth Leadership Institute for Agriculture and Natural Resources at the University of Florida.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications

Benjamin D. Fishman	44	Non-employee Executive Chairman and Director

Mr. Fishman has served on the Board of Directors since November 19, 2013 and as the non-employee Executive Chairman since July 1, 2019 and brings to the Board of Directors extensive knowledge and experience in the agriculture industry. On November 19, 2018, Mr. Fishman was appointed as Interim President of Alico and served in this position until July 1, 2019. Mr. Fishman is a Managing Director of Arlon Group and Continental Grain Company. From 1998-2000, he served as a Strategic and Financial Analyst for CGC. Mr. Fishman left CGC in 2000 to co-found The Grow Network, which was sold to the McGraw-Hill Companies in 2004. In 2005, he was a National Finalist for the White House Fellowship. Mr. Fishman returned to CGC in 2005 and helped to establish Arlon Group. Mr. Fishman also serves on the Boards of Grandpoint Capital, Inc., CiCi's Holdings, Inc., and Rose Displays Ltd. and is a Member of the Alumni Council of Collegiate School in New York City. Ben received his BA, cum laude, in political theory from Princeton University.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications

John E. Kiernan	53	President and Chief Executive Officer

President and Chief Executive Officer (July 1, 2019 - Present). Mr. Kiernan has served on the Board of Directors since February 27, 2020. Prior to serving as President and Chief Executive Officer, Mr. Kiernan served as Executive Vice President and Chief Financial Officer (June 1, 2015- June 30, 2019). Before joining Alico, Mr. Kiernan worked as the CFO of Greenwich Associates, a private global research-based consulting firm serving the financial services industry. He previously worked as the Treasurer and SVP for Capital Markets & Risk Management for Global Crossing until its $3 billion sale to Level 3 in 2011. He was also the Vice President of Investor Relations for Misys plc, which maintained a public listing on the London Stock Exchange and a Nasdaq listing for one of its subsidiaries, and a Director of Corporate Development for IBM. Earlier in his career, Mr. Kiernan served as a Managing Director at Bear Stearns, specializing in IPOs and M&A for technology companies.  He received a B.A. in Finance and History summa cum laude from Saint Vincent College, an M.B.A. from the Darden Graduate School of Business Administration and a Juris Doctorate from the University of Virginia School of Law. He is a member of the New York Bar and a Certified Treasury Professional.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications

W. Andrew Krusen, Jr.	71	Director

Mr. Krusen has served on the Board of Directors since November 19, 2013 and brings to the Board of Directors extensive knowledge and experience in the areas of business leadership, finance and capital markets and real estate. Mr. Krusen is Chairman of Dominion Financial Group, Inc., a merchant banking organization that provides investment capital to the natural resources, communications and manufacturing and distribution sectors.  He is also the managing member of Krusen-Douglas, LLC, a large landowner in the Tampa, Florida area. Mr. Krusen also serves as a director of several privately held companies, including Beall’s Inc., Lumina Analytics, LLC, EcoLandCo, LLC and Romark Laboratories LC. He is currently a director and chairman of Florida Capital Group, Inc. – a Florida bank holding company, as well as Florida Capital Bank, N.A., its wholly owned subsidiary.  Mr. Krusen is a former member of the Young Presidents’ Organization and is currently a member of the World President’s Organization and the Society of International Business Fellows.  He is past Chairman of Tampa's Museum of Science and Industry.  Mr. Krusen holds a Bachelor of Arts degree in Geology from Princeton University.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications

Toby K. Purse	48	Director

Mr. Purse has served on the Board of Directors since April 29, 2019 and brings to the Board of Directors extensive knowledge and experience in the areas of agriculture, business leadership and finance. Mr. Purse is the Chief Farming Officer of Lipman Family Farms, the largest open-field tomato grower in North America. Mr. Purse, who is a certified public accountant, has been with Lipman Family Farms since 2004 and has also served as Chief Administrative Officer and Chief Financial Officer. Mr. Purse is a member of the Florida Tomato Committee, the Florida Tomato Growers Exchange and the Florida Tomato Exchange. Mr. Purse is a graduate of and received a B.A. degree and Masters’ degree from the University of South Florida.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications

Adam H. Putnam	46	Director

Mr. Putnam has served on the Board of Directors since August 6, 2020 and brings to the Board of Directors extensive knowledge and experience in the areas of agriculture, business leadership and finance. Mr. Putnam is the Chief Executive Officer of Ducks Unlimited, a U.S. nonprofit organization dedicated to the conservation of wetlands and associated upland habitats for waterfowl, other wildlife, and people. He served as Florida’s Commissioner of Agriculture from 2011-2019 and was a US Congressman for five terms. He also was the House Republican Conference Chair from 2007-2009. A fifth generation Florida farmer and rancher, Mr. Putnam also serves on the advisory board for AgAmerica Lending and is a founding director of Leading Harvest, which advances agricultural sustainability practices across the supply chain. Mr. Putnam is a graduate of the University of Florida and received a Bachelor of Science degree in food and resource economics.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications

Henry R. Slack	71	Director

Mr. Slack has served on the Board of Directors since November 19, 2013 and had served as Executive Chairman from December 31, 2016 to June 30, 2019 and brings to the Board of Directors extensive experience in the areas of business, finance and capital markets. Mr. Slack is managing director of Quarterwatch LLC. He was Chairman of Terra Industries, an international nitrogen-based fertilizer company, from 2001 until 2010. For many years he has also served as a director of E. Oppenheimer and Son International Limited, formerly a private investment and family holding company. He was Chief Executive Officer of Minorco SA, an international mining company, from 1991 until 1999, when that company merged with Anglo American Corporation to form Anglo American plc. Mr. Slack was a member of the board of directors and the executive committee of Anglo American Corporation, an international mining finance company, from 1981 until 1999. He was on the board of directors of Salomon Brothers Inc., from 1982 to 1988, SAB Miller plc., one of the world’s largest brewers, from 1998 to 2002, and for more than 20 years on the board of Engelhard Corporation until its acquisition in 2006. Mr. Slack is a graduate (B.A. in History) of Princeton University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE FOR THEIR ELECTION AS DIRECTORS.

How Nominees Are Selected

Typically, Board of Directors vacancies are filled from nominees recommended by the Nominating and Governance Committee after considering nominees proposed by Directors or those who come to the attention of the Nominating and Governance Committee through their performance in areas of benefit to the Company. In addition, the Nominating and Governance Committee will accept for consideration the names of qualified nominees submitted by shareholders of the Company, including nomination proposals that comply with the Nominating and Governance Committee’s formal policy with regard to shareholder nominations as described below in the section entitled “Committees of the Board of Directors; Nominating and Governance Committee.” These processes are expected to remain the same for the foreseeable future.

Director Qualifications — The Nominating and Governance Committee determines the selection criteria of Director nominees based upon the Company’s needs at the time nominees are considered. In evaluating Director candidates, the Nominating and Governance Committee will consider a candidate’s:

•	intellect;
•	integrity;
•	broad-based experience at the policy-making level in business, government, education or the public interest;
•	analytical ability;
•	ability to qualify as an Independent Director;
•	ability and willingness to devote time and energy to effectively carry out all Director responsibilities; and
•	unique qualifications, skills and experience.

The Nominating and Governance Committee also considers the diversity of Director candidates and seeks to enhance the overall diversity of the Board of Directors. The Nominating and Governance Committee also assesses each candidate’s contribution to the diversity of the Board of Directors in a broader sense, including age, education, experience, skills and other qualifications.

The Nominating and Governance Committee recommends Director nominees to the Board of Directors to be submitted for election at the next Annual Meeting of Shareholders. The Board of Directors selects Director nominees based on its assessment and consideration of various factors. These factors include the current Board of Directors profile, the long-term interests of shareholders, the needs of the Company and the goal of creating an appropriate balance of knowledge, experience and diversity on the Board of Directors. The Audit Committee members are selected based on their expertise and independence in accordance with current SEC and the Nasdaq Stock Market Rules (the “Nasdaq Rules”).

We believe that our Director nominees are well qualified under the criteria described above. Each Director nominee brings a variety of qualifications, skills, attributes and experience to the Board of Directors.

A common trait among our Director nominees is executive leadership experience. Such experience brings a variety of benefits, including an understanding of business management, various business functions and strategic planning. Other advantages of an executive leadership background include experience with policy-making, risk management and corporate governance matters.

The biographical information above identifies and highlights additional qualifications, skills, attributes and experience that each Director nominee brings to the Board of Directors.

Corporate Governance Matters

Directors Independence

To be considered independent under Nasdaq Rules, a Director may not be employed by Alico or engage in certain types of business dealings with Alico. In addition, as required by Nasdaq Rules, the Board of Directors is required to make an affirmative determination that the Director has no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities as a Director.

The Board of Directors has determined that there are no material relationships between the Company and each of Mr. Fishman, Mr. Eisner, Ms. English, Mr. Krusen, Mr. Purse, and Mr. Putnam. Accordingly, Mr. Fishman, Mr. Eisner, Ms. English, Mr. Krusen, Mr. Purse, and Mr. Putnam qualify as, and are determined to be, independent in accordance with the Nasdaq Rules and the Sarbanes-Oxley Act of 2002.

It is the policy of the Board of Directors to have separate meetings for independent Directors (each an “Independent Director” and collectively the “Independent Directors”) at least twice a year and at other times as requested by an Independent Director. Each meeting shall be led by a chairman chosen pro tem by the Independent Directors. The Company met this requirement during the fiscal year ended September 30, 2020.

Board of Directors Leadership Structure and Role in Risk Oversight

The Board of Directors currently consists of nine members and the positions of Chairman of the Board and Chief Executive Officer are held by separate people. Effective July 1, 2019, Mr. Fishman became the non-employee Executive Chairman of the Board. From December 31, 2016 to June 30, 2019, Mr. Slack served as the Company’s Executive Chairman. The Board of Directors believes that the current separation of the non-employee Executive Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on managing and operating the Company while permitting the Company to take advantage of Mr. Fishman’s broad business experience in the agriculture industry. The Board of Directors also believes that its Independent Directors provide strong leadership and complement the talents of our management team.

The Board of Directors has delegated certain duties with respect to risk oversight for the Company to the Audit Committee, which is composed solely of Independent Directors. Under the terms of the Board of Directors’ Audit Committee Charter, the Audit Committee is charged with discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Audit Committee provides regular reports to the Board of Directors, and the Board of Directors considers risk assessment and risk management policies where appropriate.

Majority voting standard for election of directors

Under our Bylaws, in uncontested elections (that is, where the number of nominees does not exceed the number of directors to be elected), nominees for director must receive the affirmative vote of a majority of the votes cast in order to be elected to the Board of Directors. Any incumbent director who receives a greater number of votes “against/withheld from” the director’s election than votes “for” is required to offer to submit his or her resignation to the Board of Directors following the shareholder vote. The Nominating and Corporate Governance Committee will consider and recommend to the Board of Directors whether to accept the resignation offer. The Board of Directors will act on such recommendation and publicly disclose its decision within 90 days following the shareholder vote. This process allows the Board of Directors the opportunity to identify and assess the reasons for the vote, including whether the vote is attributable to dissatisfaction with a director’s overall performance or is the result of shareholder views on a particular issue.

Environmental, Social and Governance Matters

Corporate responsibility is an important priority for the Board and the Company. We have a long history of strong commitment to being an ethical and responsible company acting with integrity and respect for each other, our communities and the environment.

Environmental

Our environmental efforts are rooted in our sense of accountability for our actions, both to our stakeholders and society as a whole. We are committed to continuously improving the environmental sustainability of our business, to reducing the impact of our operations, and to using resources and materials thoughtfully. We continue to engage our associates, customers, suppliers, and other stakeholders in our environmental efforts.

Social Responsibility

At Alico, Inc., we recognize our responsibility to uphold the Company’s founding values, which for more than 100 years, have always centered on working ethically, responsibly, and with integrity. We also look for ways to make a positive difference at work and in our communities.

Our Workplace

We believe the talent and dedication of the Alico team in the agriculture industry is second to none. This diverse work force of talented, dedicated employees is considered to be one of the Company’s most valuable assets.

Some workplace highlights include:

•

We foster a work environment that is safe, inclusive, respectful, and fair – and that allows people of different backgrounds, experiences, and perspectives to work together in efforts to reach common business and professional goals.

•	The safety of our team members is a top priority.
•

The Company’s policies prohibit discrimination and harassment based on race, color, religion, age, sex, national origin, disability status, genetics, protected veteran status, sexual orientation, gender identity or expression, or any other characteristic protected by federal, state or local laws.

•

We formed a Women’s Council, led solely by our female senior managers, in order to provide female employees with a vehicle through which they can express their thoughts and ideas, participate in personal growth and professional development programs, and learn about career opportunities within the Company.

•	We have invested in modular online educational programs to provide our employees with guidance and opportunities for improving their personal and professional development.
•

We are successful because of our employees, and they share in that success, as we believe that we provide competitive compensation and benefits, with team members at all levels being eligible for rewards in the form of bonuses.

Sustainability

Corporate sustainability is often defined as meeting the needs of the present without compromising the ability of the future generations to meet their needs.  At Alico, sustainability is a key element of our beliefs-our focus on sustainability shapes how we operate our company day to day. Alico has been in existence for generations and we are committed to managing the Company so that we can continue to be around for generations to come.

Alico’s employees are dedicated to producing the highest quality oranges, primarily for use in making not-from-concentrate orange juice.  Alico has a sharp focus on caring for its citrus trees and tending to the land so as to keep the land productive for generations to come.  Alico’s caretaking practices have been developed through decades of experience with a focus not only on today’s production, but also on future production, while at the same time seeking to protect the environment.

We remain focused on sustainable farming programs. In cooperation with our largest customers, Alico periodically engages in a comprehensive sustainability study which addresses social, economic and environmental objectives. The studies have shown that we have continued to effectively address and make progress with respect to each of these areas. We also believe that our approximately 5 million existing citrus trees, of which 1.3 million have been planted over the last four years, provide invaluable environmental advantages, especially helping to mitigate global warming by absorbing carbon dioxide, removing and storing carbon, and releasing oxygen back into the air. Additionally, our 54,000 acres of pristine ranch land that includes natural undisturbed wetlands, provides habitat for a variety of wildlife including several protected species.

Alico has a long history of working with state and local governments, as well as private organizations, in seeking to protect environmentally sensitive land.

Committees of the Board of Directors

Shareholders and other interested parties may communicate with the Board of Directors by forwarding written comments to the Board of Directors of Alico, Inc., 10070 Daniels Interstate Court, Suite 100, Fort Myers, Florida 33913. The Company’s contact information and procedures are also included on the Company’s website at http://www.alicoinc.com.

Executive Committee

The Executive Committee is empowered to act for the Board of Directors, to the fullest extent permitted by law, for the purpose of directing the operational management and polices of the Company, including the adoption of productivity measures, and to take other measures between regularly scheduled meetings of the Board of Directors. The Executive Committee’s Charter is available on the Company’s website at http://www.alicoinc.com, in the Governance section of the Investors webpage, and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913. The Executive Committee is currently composed of the following Directors: Benjamin D. Fishman (Chairman), George R. Brokaw, John E. Kiernan and Henry R. Slack. The Executive Committee did not meet in fiscal year 2020.

Audit Committee

The Audit Committee acts on behalf of the Board of Directors in fulfilling the Board of Directors’ oversight responsibilities with respect to the following:

•	reviewing the accounting and financial reporting processes and the annual independent audit of the financial statements;
•	maintaining the integrity of the Company’s financial statements and disclosures;
•	complying with legal and regulatory requirements;
•	reviewing the retention, qualifications, compensation, independence and performance of the Company’s independent registered public accounting firm;
•	ensuring the Company maintains internal audit processes; and
•	providing an avenue of communication between management and the internal and external auditors.

The Audit Committee’s Charter is available on the Company’s website at http://www.alicoinc.com, in the Governance section of the Investors webpage, and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL  33913.

The Audit Committee is currently composed of four Directors: W. Andrew Krusen, Jr. (Chairman), R. Greg Eisner, Toby K. Purse and Adam H. Putnam. All members of the Audit Committee are independent in accordance with the applicable Nasdaq Rules. The Board of Directors has determined that Mr. Krusen is qualified to serve, and has been designated, as the Audit Committee Financial Expert. The Audit Committee met four times in fiscal year 2020.

Compensation Committee

The Compensation Committee is responsible for the following:

•	determining and approving the compensation of the Chief Executive Officer;
•	advising on and approving the compensation for other executive officers;
•	advising on and approving the compensation philosophies, goals and objectives for the executive officers;
•	making recommendations to the Board of Directors with respect to long-term incentive compensation and equity-based plans, including Director compensation; and
•	providing oversight of the Company’s compensation policies, plans and benefits programs.

The Compensation Committee is governed by a written charter adopted and approved by the Board of Directors. The Compensation Committee’s Charter is available on the Company’s website at http://www.alicoinc.com, in the Governance section of the Investors webpage and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

The Compensation Committee is currently composed of four Directors: Benjamin D. Fishman (Chairman), R. Greg Eisner, Katherine R. English and W. Andrew Krusen, Jr. The Board of Directors has determined that Messrs. Eisner and Krusen are independent under the Nasdaq Rules. The Compensation Committee met one time in fiscal year 2020. Semler Brossy Consulting Group, LLC has served as the compensation consultant for the Company and provides advice and data to the Compensation Committee from time to time as requested. The Compensation Committee did engage Semler Brossy Consulting Group, LLC in fiscal year 2020 to provide advice about compensation-related matters.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee is an officer or employee of the Company or was formerly an officer of the Company. In addition, there are no interlocking relationships between any of these Directors and any other current Executive Officer of the Company, and each of the Committee members is independent under the Nasdaq Rules.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for the following:

•	reviewing annually the performance of the Board of Directors;
•	recommending nominees to serve on the Board of Directors to fill new positions or vacancies;
•	reviewing performance and qualifications of Directors before they stand for re-election; and

•

reviewing corporate governance guidelines to assure their relevance to and compliance with the Company’s current situation and recommending changes to these principles to the Board of Directors for its consideration and approval.

The Nominating and Governance Committee’s Charter is available on the Company’s website at http://www.alicoinc.com, in the Governance section of the Investors webpage and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL  33913.

Currently, the five members of the Nominating and Governance Committee are Toby K. Purse (Chairman) R. Greg Eisner, Katherine R. English, Benjamin D. Fishman and Adam H. Putnam.  The Board of Directors has determined that Mr. Purse, Mr. Eisner, Ms. English, Mr. Fishman and Mr. Putnam are independent under the Nasdaq Rules. The Nominating and Governance Committee met one time during fiscal year 2020.

There were no fees or expenses paid to a third party in fiscal year 2020 for the identification or evaluation of potential Director nominees.

The Nominating and Governance Committee has adopted a formal policy with regard to the consideration of any Director candidates recommended by shareholders other than Arlon or its affiliates, including 734 Investors, which was formerly Alico’s largest shareholder group. Subject to the foregoing, the criteria for consideration of shareholder recommendations are as follows: (a) for each Annual Meeting of the Company’s shareholders, the Nominating and Governance Committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders; (b) only candidates who satisfy the Company’s minimum qualifications for Directors will be considered; and (c) in considering shareholder recommendations, the Nominating and Governance Committee will take into account, among other factors, the size and duration of the recommending shareholder’s ownership interest in the Company and whether the shareholder intends to continue holding that interest through the Annual Meeting date.

Code of Business Conduct and Ethics and Corporate Governance Principles

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all Directors, officers and employees. The code covers all areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with all applicable laws and regulations and oversight and compliance. The Board of Directors has also adopted Corporate Governance Principles to guide its own operations. Both documents are available on the Company’s website at http://www.alicoinc.com in the Governance section of the Investors webpage and are available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913.

Communications with Directors

Shareholders and other interested parties may communicate with the Board of Directors by forwarding written comments to the Corporate Secretary at Alico, Inc., 10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913, with a request to forward the communication to the intended recipient. In general, any shareholder communication delivered to the Company for forwarding to members of the Board of Directors will be forwarded in accordance with the shareholder’s instructions. However, the Company reserves the right not to forward to members of the Board of Directors any abusive, threatening, or otherwise inappropriate materials. The Company contact information and procedures are also included on the Company’s website at http://www.alicoinc.com.

Board of Directors Meetings

The Board of Directors met six times and took action by written consent four times during fiscal year 2020. Each Director attended all of the Board of Directors meetings and committee meetings held by all committees on which they served. It is the Company’s policy to strongly encourage its Directors to attend the Annual Meeting of Shareholders, in addition to attendance at regular Board of Directors and committee meetings. All of the members of the Board of Directors (who were members or director-nominees of the Board of Directors at the time of the 2020 Annual Meeting of shareholders), except R. Greg Eisner and W. Andrew Krusen, Jr., attended the 2020 Annual Meeting of Shareholders, either telephonically or in person.

DIRECTOR COMPENSATION

Director Fees

Under our director compensation arrangement that became effective on April 1, 2013, our Directors (including employee directors) receive an annual fee of $75,000 in cash. No additional fees are payable for attendance at each Board of Directors meeting. For service as a standing committee chairman, Directors are paid an additional $5,000 annually, with the exception of the chairman of the Audit Committee, who receives an additional total of $10,000 annually, the chairman of the Executive Committee, who receives an additional total of $40,000 annually, and the Chairman of the Board, who receives an additional total of $50,000 annually. All annual fees are payable on a quarterly basis.

Mr. Kiernan has waived any director compensation while he is employed as the Company’s President and Chief Executive Officer.

Prior to the beginning of each calendar year, each Director may elect to receive all or any portion of his or her Director fees, including those received for chairing any committee, in the form of common stock with a market value at the time of such quarterly installment which has historically been equal to 150% of the amount of such fees otherwise payable in cash. Effective January 1, 2020, the Directors reduced this percentage to 125% of the amount of such fees otherwise payable in cash.

Additional Arrangements

The Company pays for or provides (or reimburses its Directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending Board of Directors, committee or Company meetings, or participating in Director education programs and other Director orientation or educational meetings.

2020 Director Compensation

The following table provides information concerning the compensation of the Company’s Directors for the fiscal year ended September 30, 2020. As of September 30, 2020, there were no stock options outstanding for any Director, relating to director services. Accordingly, the column for such information has been omitted from the table below. For a complete understanding of the table, please read the footnotes and the narrative disclosures that follow the table.

	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Name	($)	($)	($)
George R. Brokaw	$—	$93,750	$93,750
R. Greg Eisner	$—	$96,875	$96,875
Katherine R. English (2)	$—	$14,266	$14,266
Benjamin D. Fishman (3)	$—	$184,375	$184,375
W. Andrew Krusen, Jr.	$—	$106,250	$106,250
Toby K. Purse	$—	$96,875	$96,875
Adam H. Putnam (2)	$—	$14,266	$14,266
Henry R. Slack	$—	$93,750	$93,750

(1)

Totals represent the value of common stock received in lieu of cash fees pursuant to each Director’s election under the Stock Incentive Plan of 2015 and the Director Compensation Plan, as recognized for financial statement reporting purposes with respect to fiscal year 2020, which for all grants were equal to the grant date fair value, computed in accordance with FASB ASC 718. Directors who so elect are granted shares of common stock in lieu of cash fees on a quarterly basis each year. All awards are vested upon grant and thus there are no outstanding unvested stock awards.

(2)	Ms. English and Mr. Putnam joined the Board of Directors on August 6, 2020.
(3)

Includes 6,099 shares issued to Mr. Fishman as nominee on behalf of Arlon Food and Agriculture Advisors LLC. Mr. Fishman subsequently transferred these shares to Arlon Valencia Holdings LLC. Mr. Fishman is serving as a director on behalf of Arlon and received the shares as nominee in connection with such service on the Board of Directors.

Executive Officers

The following table sets forth certain information on each of the Executive Officers of the Company as of the record date. Information for Mr. Kiernan is set forth in the above section of the Proxy Statement entitled “Nominees for Directors to be Elected at the 2021 Annual Meeting of Shareholders to serve until 2022.”

Name	Age	Position and Background with the Company

Richard Rallo, CPA	56

Senior Vice President, Chief Financial and Accounting Officer (July 1, 2019-Present). Prior to Mr. Rallo serving as Senior Vice President, Chief Financial and Accounting Officer, Mr. Rallo served as Chief Accounting Officer. Before joining Alico, Mr. Rallo was employed by American Medical Alert Corp. (“AMAC”), a company involved in the manufacturing and distribution of personal emergency response systems and provider of telephone answering services, over the past 16 years in different capacities including Chief Financial Officer and most recently served as AMAC’s Chief Operating Officer and Chief Service Officer.  AMAC was a publicly traded company until it was acquired by Tunstall Healthcare Group Limited in December 2011 at which time AMAC began doing business as Tunstall Americas. Prior to his involvement with AMAC, he held similar financial positions with Tradewell, Inc., a barter company, and Connoisseur Communications Partners L.P., a company that owned and operated radio stations.  Mr. Rallo started his career in public accounting for Touche Ross & Co. and Margolin, Winer & Evens LLP.  He is a Certified Public Accountant and has a B.S. in accounting from the University of Denver.

Danny Sutton	48

President of Citrus (November 2017-Present). Prior to Mr. Sutton serving as President of Citrus, Mr. Sutton served as Alico’s VP of Citrus Operations (May 2017-November 2017) and Alico’s Director of Citrus (April 2006-May 2017).  Mr. Sutton has been with Alico, Inc. since January 1999. Before joining the Company, Mr. Sutton was employed by Hilliard Brothers of Florida, a company involved in citrus, sugarcane and cattle. Mr. Sutton is a member of the Florida Citrus Mutual Board and the Gulf Citrus Growers Association Board. Mr. Sutton earned a BS in Citrus Business from Florida Southern College.

James Sampel	56

Chief Information Officer (December 31, 2015-Present). Prior to joining Alico, Mr. Sampel was CIO and Managing Director of Greenwich Associates, a research based consulting firm servicing the financial services industry, Director of Information Technology for 454 Life Sciences Corporation, an early-stage life sciences equipment manufacturing company, Manager of Advanced and Emerging Technology for Perkin Elmer, a Fortune 200 manufacturer of life sciences and laboratory equipment; Previous roles with Perkin Elmer included: Manager of Global Infrastructure, Senior Network Architect, Senior Systems Analyst, Software Support Supervisor and Field Service Engineer. James earned his M.B.A. in Information Systems, Pace University; B.S. in Electronics Engineering Technology from DeVry University.

Family Relationships

There are no family relationships between or among the directors, the director nominees or executive officers of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately follows this report. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended September 30, 2020.

Submitted by the Compensation Committee of the Board of Directors:

Benjamin D. Fishman, Chairman

R. Greg Eisner, Chairman

Katherine R. English

W. Andrew Krusen, Jr.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis discusses the compensation program provided to our NEOs in fiscal year 2020 and describes the compensation philosophy on which the fiscal year 2020 compensation was based.

In fiscal year 2020, our NEOs were:

•	John E. Kiernan—President and Chief Executive Officer (Former Executive Vice President, Chief Financial Officer and Corporate Secretary)
•	Richard Rallo, CPA—Senior Vice President, Chief Financial and Chief Accounting Officer and Corporate Secretary
•	Danny Sutton—President of Citrus
•	James Sampel—Chief Information Officer

The Company’s compensation philosophy and program design is intended to support the Company’s business strategy and align executives’ interests with those of shareholders and employees. A significant portion of the Company’s executive compensation opportunity is related to factors that influence shareholder value, including return on assets, long-term stock performance, and operational performance. The Company believes that as an executive’s responsibilities increase, so should the proportion of his or her total pay composed of variable compensation and tied to long-term shareholder value creation.

Say on Pay Vote and Other Input from Shareholders

The Company implemented the Stock Incentive Plan of 2015 following approval by shareholders at the 2015 Annual Meeting of Shareholders. The plan includes a clawback provision and prohibits stock option repricing.

At the 2018 Annual Meeting of Shareholders, our shareholders expressed their support of our executive compensation philosophy and program by approving the non-binding advisory vote on our executive compensation. Approximately 94% of votes cast supported our executive compensation policies and practices. At this 2021 Annual Meeting of Shareholders and consistent with our three-year cycle for seeking a say on pay advisory vote, our shareholders are again being asked to provide a non-binding advisory vote as to our executive compensation philosophy and program.

Compensation Committee and Compensation Practices

The Compensation Committee regularly reviews best practices related to executive compensation to ensure consistency with the Company’s compensation philosophy. Consistent with this philosophy and taking into account business results, the following executive compensation practices were in place for fiscal year 2020:

•	total compensation levels for executives were generally positioned at or below the median (50th percentile) of the market;
•

a well-defined peer group of comparative companies and published surveys, coupled with input from prior year discussions with compensation consultants were used to provide a reference point in the evaluation of executive compensation;

•	modest perquisites for executives; and
•	historical share awards have generally been paid from treasury stock, subject to availability.

Executive Compensation Program and Philosophy

The intent of the Company’s executive compensation program is to attract and retain talent and to create incentives for and reward excellent performance. To that end, we seek to compensate our executives in a manner that:

•	is competitive;
•	rewards performance that creates shareholder value and recognizes individual contributions; and
•	encourages longer-term value creation.

Each year, the Compensation Committee reviews the Company’s financial performance and evaluates each executive’s role in influencing such performance to determine if, and to what extent, each NEO’s individual contribution merited discretionary compensation. The Compensation Committee utilizes quantitative and qualitative factors, including the accomplishment of initiatives, attitude, and leadership, to assess performance, taking into account the financial condition of the Company and the contribution of the NEOs in the context of relevant conditions. Conditions may include many factors beyond the executive’s control, such as weather, commodity prices, and strategic opportunities.

Compensation Consultants

The Compensation Committee makes recommendations to the Board of Directors for all aspects of executive compensation, including the structure and design of the compensation program. The Compensation Committee is responsible for retaining and terminating compensation consultants and determining the terms and conditions of their engagement. The Compensation Committee, from time to time, has engaged Semler Brossy Consulting Group, LLC to advise the Compensation Committee with respect to the Company’s compensation program, and to perform various related studies and projects. During fiscal year 2020, the Compensation Committee engaged Semler Brossy Consulting Group, LLC to advise on certain compensation matters. The Compensation Committee reviewed the role of its compensation consultants and has concluded that no conflict of interest exists with Semler Brossy Consulting Group, LLC, and further believes that Semler Brossy Consulting Group, LLC is independent for the purpose of providing ongoing recommendations regarding executive compensation.

Pay Mix

As noted above, the Compensation Committee believes that a significant portion of each executive’s compensation opportunity should be composed of variable compensation and tied to value creation for shareholders. The Compensation Committee believes that this mix provides an appropriate balance between the fixed compensation required to attract and retain qualified individuals and the Compensation Committee’s goal of ensuring that executive compensation rewards performance that benefits shareholders over the long term.

Base Salaries

Base salaries for the Company’s NEOs are based on their scope of responsibilities, education and training levels, leadership abilities, performance and specialized skills. Determination of salaries is based on the Company’s financial performance, overall financial condition, individual performance, and the current competitive market environment, and may include a review of the Company’s peer group and other relevant data. Because the Compensation Committee wishes to incentivize executives with pay for performance, base salary levels of the Company are generally lower than the market median.

Annual Discretionary Cash Bonuses

The Company has an annual discretionary cash bonus program. The Compensation Committee works closely with the Chief Executive Officer and Chief Financial Officer to evaluate the Company’s financial performance and overall financial condition to determine whether or not discretionary bonuses are to be paid for the particular fiscal year.

When the Compensation Committee determines that the interests of the Company and its shareholders would be served by the payment of discretionary bonuses, the Compensation

Committee considers the individual performance of each executive and his or her role in influencing Company performance and the financial condition of the Company.  In the case of NEOs other than the CEO, these evaluations are based in part on input from the Company’s CEO regarding each executive’s performance.  All Compensation Committee actions regarding the discretionary bonuses are subject to the review and approval of the Board of Directors.

On September 4, 2018, the Compensation Committee approved an aggregate bonus pool ("2019 Bonus Pool" and the "2019 Bonus True-up Pool") for Messrs. Trafelet and Kiernan for calendar year 2019 of no less than $600,000 and no more than $2.35 Million and an aggregate bonus pool not to exceed $500,000 for the period beginning January 1, 2020 through September 30, 2020.  As a result of Mr. Trafelet resigning on February 11, 2019, Mr. Trafelet was not eligible to receive any bonus during or with respect to calendar year 2019 or for the period January 1, 2020 through September 30, 2020.

After being promoted to CEO on July 1, 2019, and as a result of negotiations between Mr. Kiernan and the Compensation Committee, it was agreed that other selected officers and managers should be awarded incentive stock options.  Accordingly, the CEO allocation of this pool was lowered from 70% to 40% while, at the same time, incentive stock options were granted to selected officers and managers, not including the CEO.

Retirement Benefits

Executive officers are allowed to participate in the Company’s tax-qualified 401(k) and Profit Sharing Plan offered to all full-time employees. Under the plan, the Company matches each participating employee’s elected contribution to the plan with an employer contribution, but with such match not to exceed 4% of a participating employee’s eligible compensation.  In addition to the mandatory matching contribution, annual discretionary contributions, based on a percentage of salary determined at the Board of Directors’ sole discretion, may be contributed by the Company pursuant to the qualified profit-sharing portion of the plan. There were no such discretionary contributions authorized in fiscal year 2020, 2019 or 2018.

Health and Welfare Benefits, Perquisites, and Other Fringe Benefits

The Company’s executive officers receive health and insurance benefits, such as group medical and life insurance, under plans generally available to all salaried employees. Other fringe benefits consist of supplemental life insurance, Company-provided vehicles, and dividends paid on unvested stock where appropriate. The Company does not own a corporate jet or helicopter, nor does it pay for country club dues or other such perquisites.

Compensation Risk Assessment

From time to time, a comprehensive assessment is conducted to identify potential risks within the Company’s compensation program. The Company does not use highly leveraged short-term incentives that could encourage short-term, high-risk strategies at the expense of long-term performance and value. Furthermore, the Compensation Committee is involved in making compensation decisions that are consistent with the Company’s business strategy. The Company’s compensation program promotes consistent annual performance by including weighting variable compensation so that it rewards executives for favorable operating and financial performance.

Employee and Board of Directors Matters

On August 6, 2020, in compliance with the terms of the Amended and Restated Bylaws of the Company, the Board of Directors (the “Board”) of the Company increased the number of its directors by two and appointed Mr. Adam Putnam and Ms. Katherine English as directors, each to serve until the 2021 Annual Meeting of the Company’s shareholders or until his or her earlier death, resignation, or removal.

In December 2019, Mr. George R. Brokaw, the then Executive Vice Chairman, informed the Board of Directors that he would voluntarily step down as Executive Vice Chairman effective December 31, 2019 and that change has taken effect. After the effectiveness of this change, Mr. Brokaw has remained a member of the Board of Directors.

Effective February 27, 2020 (which was immediately after the 2020 Annual Meeting of Shareholders), by way of action that has been taken by and at the direction of the Board of Directors, Benjamin D. Fishman, the non-employee Executive Chairman, became the Chairman of the Board. Mr. Fishman has remained a non-employee director.

Employment Agreements

The Company entered into an employment agreement with Mr. Kiernan during fiscal year 2015. The Company also entered into an employment agreement with Mr. Rallo on December 2, 2019. These employment agreements are intended to provide continuity and stability in the leadership of our organization, and generally provide for an annual base salary (subject to a specified minimum), a target annual bonus, grants of company shares tied to long-term performance, severance upon a qualifying termination of employment, and restrictive covenants. The employment agreements are described in further detail in “Executive Compensation-Employment Agreements with Named Executive Officers” below.

Indemnification Agreements

The Company has entered into Indemnification Agreements with each of its officers and Directors (each, an “Indemnified Party”).  Pursuant to the terms of the agreements, the Company agreed to indemnify each Indemnified Party to the fullest extent permitted by applicable law, against all expenses, judgments, and fines incurred in connection with any legal proceeding brought against an Indemnified Party by reason of the fact that he or she is or was an officer or Director of the Company or by reason of any action taken by him or her while acting on behalf of the Company. The Company also agreed to maintain directors’ and officers’ liability insurance policies at existing coverage levels for as long as an Indemnified Party continues to serve as an officer or Director of the Company and for a period of six years thereafter.

Stock Ownership Guidelines for CEO and Directors

The Company believes that its CEO should have a financially significant investment in the Company so that his or her interest and the interest of the Company’s shareholders are aligned.  In furtherance of this goal, in January 2013 the Board of Directors adopted a CEO Stock Purchase Policy requiring the CEO to beneficially own shares in the Company with a value equal to the higher of the market value or the price at which the CEO acquired the stock that is equal to or greater than $250,000 or the lesser amount applicable to a phase-in period (the “Company CEO Target Stock Ownership Requirement”), determined as of the end of each fiscal year.  During the phase-in period, the CEO who is phasing-in ownership must own, as of each measurement date (as described below) and at all times thereafter while he or she is the CEO of the Company, stock in the Company with a market value at least equal to or greater than the phase-in Company CEO Target Ownership Requirement as follows:  The CEO must (i) have ownership of $50,000 in Company common stock, at the end of the fiscal year during which the CEO is hired (the “first measurement date”), (ii) have ownership of $150,000 in Company common stock at the end of the next fiscal year after the first measurement date, and (iii) have ownership of $250,000 in Company common stock at the end of the second fiscal year after the first measurement date. Mr. Kiernan met the Company CEO Target Stock Ownership Requirement throughout fiscal year 2020.

In 2005, the Board of Directors adopted, and the Company’s shareholders approved, a Director stock purchase policy requiring that all Directors own Alico common stock with a market value (or cost, if higher) that is equal to or greater than $200,000 or such lesser amount as is applicable to a phase-in period (the “Company Director Target Stock Ownership Requirement”). To provide Directors serving on the Board of Directors as of the date of the adoption of this policy and new Directors who subsequently join the Board of Directors the opportunity to meet this requirement over a reasonable period of time, each such Director has three years to achieve the overall Company Director Target Stock Ownership Requirement. If the Director is elected to the Board of Directors at a time when there is less than four months remaining in the fiscal year, then the three-year period for overall compliance with the Company Director Target Stock Ownership Requirement would be extended until two years following the end of the next full fiscal year. The Company Director Target Stock Ownership Requirement is measured at the end of the phase-in period and annually thereafter at the end of each fiscal year.

Incentive Stock Option Grants

Incentive stock option grants (“ISO Grants”) of 118,000 options to certain executive officers, officers and managers were granted on October 11, 2019. The option exercise price for these options was set at $33.96, the closing price on October 11, 2019. These  ISO Grants will vest as follows: (i) 25% of the options will vest if the price of the Company’s common stock during a consecutive 20-trading day period exceeds $35.00; (ii) 25% of the options will vest if the price of the Company’s common stock during a consecutive 20-trading day period exceeds $40.00; (iii) 25% of the options will vest if the price of the Company’s common stock during a consecutive 20-trading day period exceeds $45.00; and (iv) 25% of the options will vest if the price of the Company’s common stock during a consecutive 20-trading day period exceeds $50.00. If the applicable stock price hurdles have not been achieved by (A) the date that is 18 months following the termination of employment, if the employment is terminated due to death or disability, (B) the date that is 12 months following the termination of employment, if the employment is terminated by the Company without cause, with good reason, or due to the retirement, or (C) the date of the termination of the employment for any other reason, then any unvested options will be forfeited. In addition, if the applicable stock price hurdles have not been achieved by December 31, 2022 then any unvested options will be forfeited. The ISO Grants will also become vested to the extent that the applicable stock price hurdles are satisfied in connection with a change in control of the Company. During the fiscal year ended September 30, 2020, 25% of the ISO Grants vested as the price of the Company’s common stock traded above $35.00 during a consecutive 20-trading day.

Tax Impact on Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) places a $1 million limit on the amount of compensation the Company may deduct for tax purposes in any year with respect to each NEO, exclusive of certain legacy performance-based compensation that meets applicable requirements.  The Tax Cuts and Jobs Act of 2017 (“Tax Act”) generally eliminated the ability to deduct compensation qualifying for the “performance-based compensation” exception under Code Section 162(m) for tax years commencing after December 31, 2017. Code Section 162(m) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to anyone who has ever been the Company’s chief executive officer, chief financial officer or one of the three highest compensated officers in any fiscal year beginning after December 31, 2016 (i.e., a “covered employee”). For fiscal year 2018 and prior taxable years, an exception to this deduction limit applied to “performance-based compensation,” such as stock options and other equity awards that satisfied certain criteria. Under the Tax Act, the performance-based pay exception to Code Section 162(m) was eliminated, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017.

The Compensation Committee considers the deductibility of compensation when designing the Company’s executive compensation program; however, there can be no assurance that all compensation, if and when any is paid to any NEO, will ultimately prove to be deductible to the Company under the Code and applicable U.S. Treasury Regulations. Further, when warranted due to competitive or other factors, the Compensation Committee may decide to exceed the deductibility limit under Section 162(m) of the Code or to otherwise pay nondeductible compensation.

Subsequent Developments

In November 2020, the Company awarded 5,885 shares of restricted stock to certain Executive Officers, including the CEO, and a manager under the 2015 Plan.

Executive Compensation

The following table provides information regarding the compensation of our NEOs for fiscal years 2020, 2019 and 2018. This table should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives and other information regarding our executive compensation program.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary(c)	Bonus(d)	Stock Grants(e)	Option Grants(f)	All Other Compensation(i)	Total(j)
John E. Kiernan (1)	2020	$360,000	$241,500	$—	$—	$23,909	$625,409
President and Chief Executive Officer	2019	$360,000	$640,000	$—	$71,000	$25,304	$1,096,304
	2018	$360,000	$545,000	$159,750	$666,000	$20,638	$1,751,388

Richard Rallo, CPA (2)	2020	$275,000	$53,625	$—	$102,400	$24,744	$455,769
Senior Vice President, Chief Financial Officer and	2019	$237,500	$95,000	$—	$—	$22,486	$354,986
Accounting Officer and Corporate Secretary	2018	$225,000	$90,000	$—	$—	$17,655	$332,655

Danny Sutton (3)	2020	$275,000	$61,875	$—	$102,400	$24,787	$464,062
President of Citrus	2019	$237,500	$100,000	$—	$—	$21,571	$359,071
	2018	$215,625	$90,000	$—	$—	$17,824	$323,449

James Sampel (4)	2020	$215,000	$45,000	$—	$51,200	$19,465	$330,665
Chief Information Officer	2019	$200,000	$60,000	$—	$—	$20,047	$280,047
	2018	$200,000	$60,000	$—	$—	$14,817	$274,817

(1)

Mr. Kiernan began serving as President and Chief Executive Officer on July 1, 2019.  Prior to serving as President and Chief Executive Officer, Mr. Kiernan served as Senior Vice President and Chief Financial Officer.

(2)

Mr. Rallo began serving as Senior Vice President and Chief Financial and Accounting Officer on July 1, 2019. Prior to serving as Senior Vice President and Chief Financial and Accounting Officer, Mr. Rallo served as Chief Accounting Officer.

(3)	Mr. Sutton began serving as President of Citrus on November 1, 2017. Prior to serving as President of Citrus, Mr. Sutton served as Vice President of Citrus Operations.
(4)	Mr. Sampel began serving as Chief Information Officer on December 31, 2015.

Columns ((g)-(h)) have been omitted as they are not applicable.

Salary (Column (c))

The amounts reported in Column (c) represent base salaries paid to each of the NEOs for each of the last three completed fiscal years.

Bonuses (Column (d))

The amounts reported in Column (d) represent discretionary bonuses paid to each of the NEOs for the last three completed fiscal years, as indicated.

Stock Grants (Column (e))

The amount reported in Column (e) represents a Restricted Stock Award Agreement entered into by Mr. Kiernan and the Company on November 27, 2017.

Option Grants (Column (f))

The amounts reported in Column (f) represent (i) stock option awards received by Mr. Kiernan on September 7, 2018 and (ii) stock option awards received by Mr. Kiernan on October 25, 2018 and (iii) stock option awards received by Mr. Rallo, Mr. Sutton and Mr. Sampel on October 11, 2019.  The fair value of the option grants was estimated on the date of each grant using a Monte Carlo valuation model. For information on the assumptions used to calculate the fair value of stock option grants, refer to “Note 9. Common Stock and Options” of our audited consolidated financial statements for the fiscal year ended September 30, 2020 included in our Form 10-K filed with the SEC on December 8, 2020.

All Other Compensation (Column (i))

The amounts reported in Column (i) represent the aggregate dollar amount for each NEO for perquisites and other personal benefits and Company contributions to the Company’s 401(k) retirement plans. The following table shows and explains the specific amounts included in Column (i) of the Summary Compensation Table for fiscal year 2020. Under SEC rules, the Company is required to identify by type all perquisites and other personal benefits for an NEO if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. For purposes of uniformity, all information regarding perquisites has been provided for each NEO, not just those meeting the $10,000 threshold.

Name	Perquisites and Other Personal Benefits(1)	Company Contributions to Retirement Plan	Insurance Premiums (2)	Total
John E. Kiernan	$1,020	$10,800	$12,089	$23,909
Richard Rallo, CPA	$—	$11,838	$12,906	$24,744
Danny Sutton	$1,523	$11,698	$11,566	$24,787
James Sampel	$1,523	$7,219	$10,723	$19,465

(1)

Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company, including but not limited to, the amount of the dividends paid on unvested stock and the cost to the Company for Company cars used for commuting and other personal transportation.

(2)	Represents applicable premiums paid on health and life insurance policies for each of the NEOs.

Total Compensation (Column (j))

The amounts reported in Column (j) are the sum of Columns (c) through (i) for each of the NEOs. All compensation amounts reported in Column (j) include amounts actually paid; there were no amounts of compensation deferred and thus the Column (j) totals include no deferrals.

Grants of Plan-Based Awards in Fiscal Year 2020

The following table shows stock option grants awarded in fiscal year 2020 to certain NEO’s covering an aggregate of 78,000 shares of common stock at an exercise price of $33.96 per share.

Grants of Plan-Based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1) (2)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Underlying Options (#)	Awards ($/Sh)	Awards ($)(3)
Richard Rallo	October 11, 2019					32,000				$33.96	$102,400
Danny Sutton	October 11, 2019					32,000				$33.96	$102,400
James Sampel	October 11, 2019					16,000				$33.96	$51,200

(1)

On October 11, 2019, Mr. Rallo and Mr. Sutton each received a stock option grant covering 32,000 shares of common stock at an exercise price of $33.34 per share and Mr. Sampel received a stock option grant covering 16,000 shares of common stock at an exercise price of $33.34 per share. See “Employment Agreements with Named Executive Officers” below for further discussion on stock options including vesting criteria.

(2)

The options will vest as follows:  (i) 25% of the options will vest if the fair market value of the Company’s common stock during a consecutive 20-trading day period exceeds $35.00; (ii) 25% of the options will vest if the fair market value of the Company’s common stock during a consecutive 20-trading day period exceeds $40.00; (iii) 25% of the options will vest if the fair market value of the Company’s common stock during a consecutive 20-trading day period exceeds $45.00; and (iii) 25% of the options will vest if the fair market value of the Company’s common stock during a consecutive 20-trading day period exceeds $50.00.

(3)

The fair value of the option grants was estimated on the date of grant using a Monte Carlo valuation model. For information on the assumptions used to calculate the fair value of stock option grants, refer to “Note 9. Common Stock and Options” to our audited consolidated financial statements for the year ended September 30, 2020 included in our Form 10-K filed with the SEC on December 8, 2020.

Employment Agreements with Named Executive Officers

John E. Kiernan

On June 1, 2015, the Company entered into an employment agreement with John E. Kiernan, which provided for (i) an annual  initial base salary of $325,000 (subject to increases from time to time as determined by the Company), (ii) a target annual bonus equal to 50% of his annual base salary and (iii) an initial equity award grant of 4,000 restricted shares of the Company’s common stock that vests in equal installments on each of the first three anniversaries of the grant date (the “Kiernan Sign-On Grant”) and an additional equity award grant of 4,000 restricted shares of the Company’s common stock that vests in full on the fifth anniversary of the grant date (the “Kiernan Additional Grant”), in each case subject to continued employment.

On November 27, 2017, Mr. Kiernan received a grant of 5,000 additional restricted shares of the Company’s common stock that vests in equal annual installments over three years, with the first set of shares having vested on June 1, 2018 and the second set of shares having vested on June 1, 2019.

Mr. Kiernan’s employment agreement also includes various restrictive covenants in favor of the Company, including a confidentiality covenant, a nondisparagement covenant, and 12-month post-termination noncompetition and customer and employee nonsolicitation covenants.

Richard Rallo

On December 2, 2019, the Company entered into a new employment agreement (the “Rallo Employment Agreement”) with Richard Rallo relating to Mr. Rallo’s employment and the Company’s Chief Financial Officer. The Rallo Employment Agreement provides for an annual base salary of $275,000. Mr. Rallo is eligible for an annual incentive compensation award with an annual target opportunity in an amount equal to 40% of his annual base salary.

The Rallo Employment Agreement also provides that, if Mr. Rallo’s employment is terminated by the Company without “cause” or Mr. Rallo resigns with “good reason” (as each such term is defined in the Rallo Employment Agreement), then, subject to his execution, delivery, and non-revocation of a general release of claims in favor of the Company, Mr. Rallo will be entitled to (i) cash severance in an amount equal to 12 months of the annual base salary, (ii) the Accrued Obligations (as defined in the Rallo Employment Agreement) in a cash lump sum within 30 days after the date of termination, (iii) any rights or payments that are vested benefits or that Mr. Rallo is otherwise entitled to receive at or subsequent to the date of termination under any employee benefit plan or any other contract or agreement with the Company, and (iv) any Annual Bonus (as defined in the Rallo Employment Agreement) that has been earned but not paid as of the date of termination.

The Rallo Employment Agreement includes various restrictive covenants in favor of the Company, including a confidentiality covenant, a non-disparagement covenant, and 12-month post-termination noncompetition and customer and employee non-solicitation covenants.

In addition to his position as Chief Financial Officer, Mr. Rallo continues to serve as the Senior Vice President, Chief Accounting Officer, and Corporate Secretary of the Company.

Danny Sutton

On November 15, 2017, the Company entered into an employment offer letter (the “Sutton Offer Letter”) with Mr. Sutton primarily addressing his compensation. The Sutton Offer Letter provided for Mr. Sutton to receive an initial annual base salary $225,000 (currently $275,000) and to be eligible for discretionary annual performance bonuses of up to 40% of his annual salary. Mr. Sutton’s employment with the Company is at-will.

The Sutton Offer Letter also provides that, if Mr. Sutton’s employment is terminated by the Company without “cause,” then, subject to his execution, delivery, and non-revocation of a general release of claims in favor of the Company, Mr. Sutton will be entitled to (i) cash severance, payable in weekly installments, in an amount equal to 26 weeks of the annual base salary if such termination occurs prior to December 31, 2019, (ii) cash severance, payable in weekly installments, in an amount equal to 52 weeks of the annual base salary if such termination occurs prior to December 31, 2020, but subsequent to December 31, 2019, and (iii) cash severance, payable in weekly installments, in an amount equal to 78 weeks of the annual base salary if such termination occurs subsequent to December 31, 2020.

Outstanding Equity Awards at Fiscal Year End 2020

The following table shows the number of exercisable and unexercisable stock options and stock grants held by our named executive officers at September 30, 2020.

	Option Awards			Stock Awards
Name	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised and Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units or Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
John E. Kiernan	90,000	$33.60	12/31/2026
	10,000	$33.34	12/31/2026
Richard Rallo	32,000	$33.96	12/31/2026
Danny Sutton	32,000	$33.96	12/31/2026
James Sampel	16,000	$33.96	12/31/2026

(1)	See “Employment Agreements with Named Executive Officers” above for further discussion on stock options including vesting criteria.

Option Exercises and Stock Vested in Fiscal Year 2020

No options were exercised during fiscal year 2020 by any of the NEOs. There were 42,500 stock options vested and outstanding at September 30, 2020. Mr. Kiernan entered into Restricted Stock Award Agreements with the Company on June 1, 2015 and November 27, 2017 of which 5,667 shares vested in fiscal year 2020 pursuant to these agreements.

OPTION EXERCISES AND STOCK VESTED
	STOCK AWARDS
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John E. Kiernan	5,667	$175,960

Pension Benefits

Management Security Plan

The management security plan (“MSP”), which has now been terminated and fully paid out, was a nonqualified, noncontributory defined benefit retirement plan for a select group of management personnel. Had the plan not been terminated and had benefits not been paid out in a lump sum, the MSP would have provided a fixed supplemental retirement benefit for 180 months certain. The MSP was frozen on September 30, 2017 and was terminated on September 30, 2019.  In August 2020, a lump sum payout was made to the MSP participants. Mr. Sutton, who was a participant in the MSP, was paid $203,000 as a lump sum termination payout from the MSP. None of our other NEOs were participants in the MSP.

Nonqualified Deferred Compensation

None of our NEOs participate in any nonqualified defined contribution plan.

Potential Payments upon Termination or Change of Control

John E. Kiernan

The employment agreement with Mr. Kiernan provides that, if the Company terminates Mr. Kiernan’s employment without cause or if, following a change of control of the Company, Mr. Kiernan resigns for good reason, then Mr. Kiernan will be entitled to receive, subject to his execution, delivery, and non-revocation of a release of claims and subject to his compliance with the restrictive covenants set forth in the employment agreement, an amount equal to his base salary for the most recently completed fiscal year. The Kiernan Sign-On Grant will also vest fully and immediately upon such a termination and, the Kiernan Additional Grant will vest on a pro rata basis upon such a termination.

Richard Rallo

The employment agreement with Mr. Rallo provides that, if the Company terminates Mr. Rallo’s employment without cause or if, following a change of control of the Company, Mr. Rallo resigns for good reason, then Mr. Rallo will be entitled to receive, subject to his execution, delivery, and non-revocation of a release of claims and subject to his compliance with the restrictive covenants set forth in the employment agreement, (i) cash severance in an amount equal to 12 months of the annual base salary, (ii) the Accrued Obligations (as defined in the Rallo Employment Agreement) in a cash lump sum within 30 days after the date of termination, (iii) any rights or payments that are vested benefits or that Mr. Rallo is otherwise entitled to receive at or subsequent to the date of termination under any employee benefit plan or any other contract or agreement with the Company, and (iv) any Annual Bonus (as defined in the Rallo Employment Agreement) that has been earned but not paid as of the date of termination.

Danny Sutton

The Sutton Offer Letter provides that, if the Company terminates Mr. Sutton’s employment without “cause,” including following a change of control of the Company, then Mr. Sutton will be entitled to receive, subject to his execution, delivery, and non-revocation of a release of claims, (i) cash severance, payable in weekly installments, in an amount equal to 26 weeks of the annual base salary if such termination occurs prior to December 31, 2019, (ii) cash severance, payable in weekly installments, in an amount equal to 52 weeks of the annual base salary if such termination occurs prior to December 31, 2020, but subsequent to December 31, 2019, and (iii) cash severance, payable in weekly installments, in an amount equal to 78 weeks of the annual base salary if such termination occurs subsequent to December 31, 2020 or at any time after a change of control.

The following table sets forth estimates of the amounts payable to each of the NEOs under their respective employment agreements, assuming a change of control occurred on September 30, 2020 or the NEO experienced a qualifying termination of employment under his agreement on September 30, 2020.

Named Executive Officer	Termination Without Cause prior to Change -in-Control (1)(2)	Resignation for Good Reason prior to Change -in-Control	Termination Without Cause or Resignation for Good Reason Following a Change-in- Control (1)(2)
John E. Kiernan	$360,000	$—	$360,000
Richard Rallo	$275,000	$—	$275,000
Danny Sutton	$412,500	$—	$412,500

(1)	Amounts in this table would be payable over 12 months for Mr. Kiernan and Mr. Rallo.
(2)	Amounts in this table would be payable over 18 months for Mr. Sutton.

CEO Compensation Pay Ratio

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the CEO. We believe that executive pay should be internally consistent and equitable to motivate our employees to create shareholder value. The annual total compensation for fiscal year 2020 for Mr. Kiernan, our current President and CEO, was $625,409 as reported under the heading “Summary Compensation Table”. Our median employee’s total compensation for fiscal year 2020 was $36,071. As a result, we estimate that Mr. Kiernan’s fiscal year 2020 total compensation was approximately 17 times that of our median employee.

Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining fiscal year 2020 total compensation consisting of base salary, annual bonus amounts, stock-based compensation (based on the grant date fair value of awards during fiscal year 2020) and other incentive payments for all full-

time, part-time, seasonal and hourly employees who were employed by the Company on September 30, 2020, other than our CEO. After identifying the median employee based on fiscal year 2020 total compensation, we calculated annual total compensation for such median employee using the same methodology we use for our named executive officers as set forth in the “Total” column in the Summary Compensation Table.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Anti-Hedging / Anti-Pledging Policy

The Company’s insider trading policy and procedures discourages any director, executive officer or other employee, from purchasing any financial instruments that are designed to hedge or offset any decrease in the market value of equity securities of the Company in any way that allows the director or employee to continue to own the covered securities, but without the full risks and rewards of ownership. The Company requires that any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the Chairman of the Board or President and Chief Executive Officer, which request for pre-clearance of a hedging or similar arrangement must be submitted to the Chairman of the Board or President and Chief Executive Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction.

Similarly, directors, officers and other Company employees are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception to the Company’s prohibition on margin accounts and pledging may be granted where a person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. The Company requires that any person who wishes to pledge Company securities as collateral for a loan must submit a request for approval to the Chairman of the Board or President and Chief Executive Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction.

Certain Relationships and Related Party Transactions

Alico may engage in a transaction or series of transactions with our Directors, executive officers and certain persons related to them. All such transactions are subject to approval or ratification in accordance with a written related person transaction policy adopted by the Board of Directors.  This policy defines a “related person” as: (1) any person who is, or at any time since the beginning of Alico’s last fiscal year was, a Director or executive officer of Alico or a nominee to become a Director of Alico; (2) any person who is known to be the beneficial owner of more than 5% of any class of Alico’s voting securities; (3) any immediate family member of any of the foregoing persons, and any person (other than domestic employees or tenant) sharing the household of such person; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.  This policy defines a “related person transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) that occurred since the beginning of Alico’s most recent fiscal year in which (1) Alico was, is or will be a participant, (2) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; and (3) any related person had, has or will have a direct or indirect material interest.

Under Alico’s policy, all related person transactions are to be approved by the Audit Committee or an ad hoc subcommittee composed of independent directors (including at least one audit committee financial expert) in certain circumstances. In reviewing related person transactions, the Audit Committee or ad hoc subcommittee will consider all relevant material facts and circumstances available to it, including the benefits of the transaction to Alico, the nature and extent of the related person interest, the impact on any interested Director’s independence and judgment to act in the best interests of Alico and whether the transaction is on terms no less favorable than those generally available to an unaffiliated third party under similar circumstances. The following transactions were pre-approved under this policy, subject to certain limitations: (1) employment of executive officers if compensation is required to be reported in Alico’s Annual Report on Form 10-K or Alico’s proxy statement or if the officer is not an immediate family member of a related person and the compensation was approved or recommended for approval by the Compensation Committee; (2) Director compensation or reimbursement and reimbursement of expenses in connection with such service if consistent with a Board of Directors-approved compensation of reimbursement policy; (3) reimbursement of employee expenses if consistent with a Board of Directors-approved reimbursement policy; (4) transactions where the related person’s interest arises solely from owning Alico common stock and all holders of Alico common stock receive the same benefit on a pro rata basis; (5) transactions available to all Alico employees generally; (6) charitable contributions, grants or endowments to an organization where the related person is an employee or director (but not an executive officer) if the aggregate amount does not exceed the lesser of $200,000 or 2% of the organization’s total annual receipts, expenditure or assets; and (7) transactions previously approved by the Audit Committee prior to the adoption of the policy.

Nasdaq Rule 5250(B)(3) Agreements Arrangements

The Company is also required by Rule 5250(b)(3) of the Nasdaq Rules to disclose all agreements and arrangements between any director or nominee for director, and any person or entity other than the Company, relating to compensation or other payment in connection with such person’s candidacy or service as a director of the Company. The Company is not aware of any such agreements.

Audit Committee Report

The Audit Committee had primary responsibility for interacting with the Company’s independent auditors during the preparation of the audited financial statements for the fiscal year ended September 30, 2020 (the “audited financial statements”). The Audit Committee currently consists of the following independent Directors: W. Andrew Krusen Jr. (Chairman), R. Greg Eisner, Toby K. Purse and Adam H. Putnam.

W. Andrew Krusen Jr. was designated Audit Committee financial expert and was qualified to act in such capacity. The Audit Committee prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2020:

•	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.
•

The Audit Committee has discussed with RSM US LLP, the Company’s independent auditors, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended or supplemented and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

•

The Audit Committee has received from RSM US LLP the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committee Concerning Independence and has discussed and confirmed with RSM US LLP its independence with respect to Alico.

•

Based on and relying on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, for filing with the SEC.

Audit Committee:

R. Greg Eisner

W. Andrew Krusen, Jr., Chairman

Toby K. Purse

Adam H. Putnam

PROPOSAL 2:

RATIFICATION OF THE SELECTION OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected RSM US LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2021. RSM US LLP currently serves as our independent registered public accounting firm.

Representatives of RSM US LLP will be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Shareholder Ratification of the Selection of Independent Registered Public Accountants

We are asking our shareholders to ratify the selection of RSM US LLP as our independent registered public accounting firm. Although ratification is not required by our articles of incorporation, Amended and Restated Bylaws or otherwise, the Board of Directors is submitting the selection of RSM US LLP to our shareholders for ratification as a matter of good corporate practice. In the event the selection is not ratified by our shareholders, the selection will be reconsidered by the Audit Committee and the Board of Directors.  Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and our shareholders.

Independent Registered Public Accounting Firm

Fees incurred relating to services provided by RSM US LLP for the fiscal years ended September 30, 2020 and 2019 were as follows:

	2020	2019
Audit Fees(1)	$362,000	$415,000
Audit Related Fees(2)	$—	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—
Total	$362,000	$415,000

(1)

Audit fees include the aggregate fees billed by RSM US LLP for professional services and expenses rendered for the annual audit and quarterly reviews of the Company’s consolidated financial statements for the fiscal years ended September 30, 2020 and 2019 and assessment of the Company’s internal controls over financial reporting and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees billed include fees by RSM US LLP for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. As indicated, no such audit-related fees were billed by RSM US LLP for the fiscal years ended September 30, 2020 and 2019.

(3)

Tax fees include fees include fees billed by RSM US LLP for professional services rendered for tax compliance, advice and planning services. As indicated, no such tax fees were billed by RSM US LLP for the fiscal years ended September 30, 2020 and 2019.

(4)	RSM US LLP did not render or bill for any services other than those listed above for the fiscal years ended September 30, 2020 and 2019.

The Audit Committee Charter requires that the Audit Committee pre-approve all services performed by the Company’s registered public accounting firm. To fulfill that requirement, the Company’s independent registered public accounting firm, RSM US LLP, provides a proposal to the Audit Committee for all services it proposes to provide, and the Audit Committee then approves the proposal as appropriate. During fiscal years 2020 and 2019, 100% of the services provided by RSM US LLP were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021.

PROPOSAL 3:
ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Executive compensation is an important matter to us and to our shareholders. We are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our executive officers, including our NEOs, who are critical to our strategic goals and success. Under our executive compensation program, our NEOs receive compensation that encourages both near-term and long-term growth and success through compensation linked to performance standards aimed to increase shareholder value. Please read the “Compensation Discussion and Analysis” and “Executive Compensation” sections for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our NEOs.

The Compensation Committee bases its executive compensation decisions on our compensation objectives, which include the following:

•	aligning management’s incentives with the interests of our shareholders;
•	providing competitive compensation to our NEOs;
•	rewarding NEOs for past performance and motivating them to excel in the future; and
•	rewarding superior performance of both the Company and each individual executive and encouraging actions that promote our near-term and long-term strategic goals

We believe that our existing compensation programs have been effective at motivating our NEOs to achieve superior performance and success for us, aligning compensation with performance measures and shareholder interests and enabling us to attract, retain and motivate talented executive officers.

Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to an advisory vote to approve the compensation of our NEOs. This advisory vote is commonly known as a “say-on-pay” proposal. Accordingly, in compliance with these requirements and as a matter of good corporate governance, we are asking our shareholders to approve the following resolution at our Annual Meeting:

RESOLVED, that the shareholders of Alico, Inc. (the “Company”) approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and associated narrative discussion.

The say-on-pay vote is advisory, and therefore, not binding on the Company, our Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders, however, and will review and consider the outcome of this advisory vote when making future compensation decisions for our NEOs.

This advisory vote will be approved if it receives the affirmative vote of the majority of the shares of common stock present at the meeting, in person, or represented by proxy and entitled to vote on this proposal that are voted “for” or “against” the matter. Abstentions and broker “non-votes” will not affect the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INDICATE YOUR SUPPORT FOR THE COMPANY’S COMPENSATION PHILOSOPHY, POLICIES, AND PROCEDURES BY VOTING “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4:

ADVISORY VOTE ON THE FREQUENCY OF THE COMPANY'S NAMED EXECUTIVE OFFICERS COMPENSATION PROGRAM ADVISORY VOTE

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking a vote from our shareholders as to the frequency with which shareholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing shareholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our shareholders select a frequency of three years, or a triennial vote.

Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow shareholders to better judge our executive compensation program in relation to our long-term performance. One of the core principles of our executive compensation program is to ensure management's interests are aligned with our shareholders' interests to support long-term value creation. We encourage our officers to focus on long-term performance and recommend a triennial vote which would allow our executive compensation programs to be evaluated over a similar timeframe and in relation to our long-term performance.

A triennial vote will provide us with the time to thoughtfully respond to our shareholders' sentiments and implement any necessary changes. We carefully review changes to our program to maintain the consistency and credibility of the program which is important in motivating and retaining our employees. We therefore believe that a triennial vote is an appropriate frequency to provide our Compensation Committee sufficient time to thoughtfully consider shareholders' input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

The Board of Directors recommends that our shareholders select "Three Years" when voting on the frequency of advisory votes on the executive compensation program advisory vote. Although the advisory vote is non-binding, our Board will consider the results of the vote in making a determination concerning the frequency of advisory votes on the executive compensation program.

OTHER BUSINESS

The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2022 ANNUAL MEETING

Any proposals to be presented at the 2022 Annual Meeting of Shareholders (“2022 Annual Meeting”) should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices, directed to the attention of Richard Rallo, Corporate Secretary, no later than October 30, 2021 in order to be included in the Company’s Proxy Statement and form of proxy for that meeting under Rule 14a-8 of the Exchange Act. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the 2022 Annual Meeting, of at least 1% or $2,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year. Upon receipt of any proposal, the Company will determine whether or not to include the proposal in the Proxy Statement and proxy card in accordance with regulations governing the solicitation of proxies. The proposal must comply in all respects with the rules and regulations of the SEC.

In order for a shareholder to nominate a candidate for director under our bylaws, timely written notice of the nomination must be delivered to, or mailed and received by, our Corporate Secretary at our principal executive offices in advance of the meeting. Ordinarily, such notice must be received not less than 90, nor more than 120, days before the first anniversary of the prior year’s meeting. For the 2022 Annual Meeting, the notice would have to be received no earlier than September 28, 2021 and no later than October 27, 2021. However, in the event that (i) no annual meeting is held in 2021, or (ii) the date of the 2022 Annual Meeting is held earlier than January 26, 2022 or later than April 26, 2022, notice must be received no later than the close of business on the later of the 120th day prior to the date of the 2022 Annual Meeting, or the tenth day following the day on which public notice of the meeting was given. The notice of nomination must include certain information concerning the shareholder submitting the nomination and as to each person whom the shareholder proposes to nominate for election as specified in the Company’s Amended and Restated Bylaws.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by our Company during the same period as director nominations described above. Such notice must include certain information concerning the shareholder and such other business, as specified in the Company’s Amended and Restated Bylaws.

Our Amended and Restated Bylaws are included as an exhibit to our Quarterly Report on Form 10-Q filed with the SEC on August 6, 2019, which you may access through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also request a copy of our Amended and Restated Bylaws by contacting our Corporate Secretary at our principal executive offices.

SHAREHOLDERS SHARING AN ADDRESS

Alico will deliver only one Proxy Statement and only one 2020 Annual Report to Shareholders to multiple shareholders sharing an address unless Alico has received contrary instructions from one or more of its shareholders.  Alico undertakes to deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and the 2020 Annual Report to Shareholders to a shareholder at a shared address to which a single copy of this Proxy Statement and the 2020 Annual Report to Shareholders is delivered. A shareholder can notify Alico that the shareholder wishes to receive a separate copy of this Proxy Statement, and/or the 2020 Annual Report to Shareholders or a future Proxy Statement and/or Annual Report to Shareholders, by written request directed to:

Alico, Inc.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL  33913

(239)226-2000

Attention:  Richard Rallo, Corporate Secretary

Likewise, shareholders sharing an address who are receiving multiple copies of this Proxy Statement and the 2020 Annual Report to Shareholders and wish to receive a single copy of future Proxy Statements and/or Annual Reports to Shareholders may notify Alico at the address and telephone number listed above.

2020 Annual Report to Shareholders

The Company’s 2020 Annual Report to Shareholders for fiscal year 2020, which includes our Annual Report on Form 10-K for fiscal year 2020, and which in turn includes our audited financial statements for fiscal year 2020, is being mailed with this Proxy Statement; however, it is not intended that the Annual Report to Shareholders be deemed a part of this Proxy Statement or a solicitation of proxies.

A copy of our 2020 Annual Report to Shareholders for fiscal year 2020, including our Annual Report on Form 10-K for fiscal year 2020 and our audited financial statements for fiscal year 2020, may also be obtained upon request, and without charge, by writing:

Alico, Inc.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL  33913

Attention:  Richard Rallo, Corporate Secretary

By Order of the Board of Directors

/s/ Richard Rallo
Richard Rallo
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on February 25, 2021:  The Company’s Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 are available on our website at http://www.alicoinc.com. In addition, you may access these materials at https://www.materials.proxyvote.com/016230.

ALICO incorporated VOTE ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on February 24, 2021. Online Go to www.investorvote.com/ALCO or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ALCO Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2021 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2 and 3 and for every A 3 YEARS on Proposal 4. 1. ELECTION OF DIRECTORS: For Withhold 01 - John E. Kiernan 02 - George R. Brokaw 03 - R. Greg Eisner For Withhold 04 - Katherine R. English 05 - Benjamin D. Fishman 06 - W. Andrew Krusen Jr. For Withhold 07 - Toby K. Purse 08 - Adam H. Putnam 09 - Henry R. Slack 2. RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021 For Against Abstain 3. ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS For Against Abstain 4. ADVISORY VOTE AS TO THE FREQUENCY OF THE COMPANY’S NAMED EXECUTIVE OFFICERS COMPENSATION PROGRAM ADVISORY VOTE 3 Years 2 Years 1 Year Abstain NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. (Executors, Administrators, Trustees, Guardians, etc. will so indicate when signing.) Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 JNT 1 U P X 4 8 6 9 1 7 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03D5JD

2021 Annual Meeting Admission Ticket 2021 Annual Meeting of ALICO, INC. February 25, 2021 at 9:30 a.m. Eastern Standard Time Offices of Trenam Law 101 E Kennedy Blvd Suite 2700, Tampa, FL 33602 Upon arrival, please present this admission ticket and photo identification at the registration desk. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ALCO IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Alico, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS The undersigned shareholder(s) of Alico, Inc., a Florida corporation (the “Company”), hereby appoints John Kiernan and Richard Rallo, or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on December 31, 2020, at the Annual Meeting of Shareholders of the Company to be held on Thursday, February 25, 2021 and at any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated January 18, 2021. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, FOR EVERY 3 YEARS ON PROPOSAL 4, AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. (Continued and to be signed on the other side) C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.